EXHIBIT 99

Media	Investors
Janis Smith (415) 396-7711	Bob Strickland (415) 396-0523

Tuesday, July 15, 2003
WELLS FARGO REPORTS RECORD
QUARTERLY EARNINGS PER SHARE

Second Quarter 2003 Highlights:
•	Record diluted earnings per share of $.90, up 10 percent from prior year’s $.82

•	Return on equity of 19.6 percent

•	Record revenue up 12 percent from prior year

•	Strong balance sheet growth
o	Average loans up 17 percent from prior year
o	Average earning assets up 23 percent from prior year
o	Average core deposits up 15 percent from prior year

•	Nonperforming assets down $102 million, or 5 percent, from prior year to .82 percent of total loans

Selected Financial Information	Second Quarter			Six months ended June 30,

			%			%
	2003	2002	Change	2003	2002	Change
Earnings
Diluted earning per share	$.90	$.82	10	$1.78	$1.62	10
Net income (in millions)	1,525	1,420	7	3,017	2,799	8
ROE	19.60%	19.72%	(1)	19.69%	19.86%	(1)

Asset Quality
Net charge-offs (annualized) as % of average loans	.81	.87	(7)	.84	1.00	(16)
Nonperforming assets as % of total loans	.82	1.01	(19)	.82	1.01	(19)

Other
Revenue (in millions)	$6,755	$6,017	12	$13,263	$11,972	11
Average loans (in billions)	208.9	179.2	17	204.1	175.7	16
Average earning assets (in billions)	319.8	259.9	23	310.4	261.0	19
Average core deposits (in billions)	205.4	179.4	15	201.1	178.5	13

For 2002, the first quarter transitional goodwill impairment charge of $276 million, accounted for as a cumulative effect of change in accounting principle, is excluded above and in the text and tables on pages 1-9 of this release.

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $.90 for second quarter 2003, compared with $.82 in second quarter 2002, up 10 percent. Net income was a record $1.53 billion, up 7 percent from $1.42 billion in second quarter 2002. For the first half of 2003, net income was a record $3.02 billion, up 8 percent from the first six months of 2002, and diluted earnings per share were a record $1.78 for the first six months of 2003, up 10 percent from the prior year.

     “This was another great quarter of double-digit revenue and earnings per share growth - in fact, it was the eighth consecutive quarter of record revenue and profits,” said Chairman and CEO Dick Kovacevich. “This continued strong performance is a tribute to the outstanding efforts of our 139,000 talented team members, and to the diversity of businesses, revenue sources and markets. In view of the strength and consistency of our results, as well as the recent changes in tax laws, we are evaluating our dividend policy.

     In addition to earning more of our customers’ business, we’re also adding new customers through acquisitions. Our pending purchase of Seattle-based Pacific Northwest Bancorp will bring us more than $3 billion in assets in Washington and Oregon and a deeper presence in both the consumer and commercial markets in those states. We’re also responding to the financial services needs of our increasingly diverse markets. As the USA’s largest NAFTA bank, we’ve become the financial services company of choice for more and more Mexican nationals who are entering the mainstream of the U.S. economy in growing numbers. As the first large financial services company to promote acceptance of the matricula consular identification card, we’ve enabled more than 80,000 Mexican nationals to open bank accounts with Wells Fargo.

     As the largest financial services company headquartered in California, we hope the legislature can solve the current state budget crisis and pass a state budget before the end of next month. Like many other states, California needs a mandated rainy-day reserve fund for use when tax revenues decline dramatically. Our headquarters state has an outstanding reputation for its entrepreneurial spirit, creativity and diversity. There’s no reason why it cannot also be known as a great state in which to do business.”

Financial Performance
     Diluted earnings per share were $.90, up 10 percent from $.82 in second quarter 2002. Second quarter 2003 included $47 million of net losses from equity investments, or $27 million of net losses ($.01 per share loss) after bond gains of $20 million. Absent a significant reversal in the equity markets, the Company does not anticipate the need to record any additional losses in its private and public equity portfolios. “Second quarter results marked the eighth consecutive quarter of record, double-digit EPS growth,” said Chief Financial Officer Howard Atkins. “The continuation of strong, consistent earnings growth was accomplished within the context of several significant steps taken by the Company to further improve its overall financial position. In addition to the losses taken in our private and public equity portfolios, we reduced capitalized mortgage servicing rights by approximately $400 million, improved credit quality, and lengthened the duration of our funding to maintain a neutral interest rate profile and further build the Company’s long-term liquidity.”

Revenue
     Revenue grew 12 percent from second quarter 2002, with year-over-year revenue growth accelerating from first quarter 2003 to second quarter 2003. On a linked-quarter basis, revenue increased 15 percent. Net interest income, up 11 percent year-over-year, reflected strong growth in loans and deposits, and noninterest income, up 14 percent, reflected solid growth in almost all fee-based businesses. “Virtually all of our businesses had a strong quarter of sales and revenue growth, including all of our consumer businesses, mortgage banking, corporate banking, asset-based lending, capital markets and insurance,” said Atkins. For the first half of 2003, revenue was up 11 percent over the prior year. As of June 30, 2003, the Company had net unrealized gains of $1.6 billion on equity and debt securities available for sale.

Loans
     Average loans of $209 billion for second quarter 2003 increased 17 percent from second quarter 2002. “The double-digit loan growth was generated primarily by the continued strong consumer demand for residential first mortgage and home equity loans and other revolving credit and installment loans, combined with increased cross-sell of these products to our banking households and mortgage servicing customers,” said Atkins. On a combined basis, average consumer loans and real estate first mortgage loans increased almost $29 billion, or 33 percent, from the same period last year. The Company also had strong loan growth in other key consumer areas, including personal loans and lines of credit, which saw funded balance growth of 46 percent in second quarter 2003, compared with second quarter 2002. Average commercial loans increased 2 percent from a year ago, and 4 percent (annualized), from first quarter 2003 due primarily to loan demand in small business and asset-based lending.

Deposits
     Average core deposits grew 15 percent year-over-year. Excluding mortgage escrow deposits, average core deposits of $185 billion grew $15 billion, or 9 percent, from second quarter 2002. Most of this adjusted growth was driven by a 14 percent increase in consumer and business noninterest-bearing checking balances. Average interest-bearing core deposits, including interest-bearing checking accounts, CDs, market rate accounts and other savings products, grew 7 percent.

Net Interest Income
     “Growth in net interest income continued to be strong and consistent, despite volatile interest rates in the second quarter,” said Atkins. The 11 percent year-over-year growth in net interest income was attributable to strong growth in loans and deposits. Since the additional loans were booked at lower yields due to a declining interest rate environment, the Company’s net interest margin was impacted by loan growth, with the doubling of the mortgage warehouse alone accounting for over half of the decline in the net interest margin.

     “In addition, during the past several quarters, the Company shortened the duration of its investment portfolio through sales and prepayments of longer-term mortgage-backed securities, and in the second quarter, the Company modestly lengthened the duration of its funding. While these activities had a negative impact on our current period revenue and margin, they will provide us with flexibility to add securities if longer-term interest rates continue to rise,” said Atkins.

Noninterest Income
     Noninterest income in second quarter 2003 increased 14 percent from a year ago. “We continued to see broad-based strength in almost all of our businesses’ fee income lines including mortgage banking fees, deposit service charges, credit cards, insurance and loan fees,” said Atkins. “In addition, in the latter part of the quarter, we began to see improvement in our trust and investment fees and commissions, reflecting the improved equity markets, as well as our efforts to grow this business line.”

     Second quarter mortgage originations of $135 billion set a new record for the Company. Origination fees were up strongly for the quarter, but were offset in part by $620 million of impairment provisioning which resulted in an approximate $400 million decline, from $4.2 billion to $3.8 billion, in capitalized mortgage servicing rights. At June 30, 2003, mortgage servicing rights were .73 percent of mortgage loans serviced for others. Given the record mortgage pipeline of $120 billion at the end of the second quarter, up from $89 billion at the end of the first quarter, the Company expects the mortgage warehouse to remain high in third quarter 2003.

Noninterest Expense
     Noninterest expense was $4.0 billion in second quarter 2003, compared with $3.4 billion in second quarter 2002, and $3.8 billion in first quarter 2003. “The strong growth in our first mortgage and home equity businesses accounted for 70 percent of our year-over-year expense growth and 80 percent of our linked-quarter expense growth,” said Atkins. “We continue to invest in our customers-including a variety of service initiatives-while continuing to make progress in reducing non-labor costs.”

Credit Quality
     “We are pleased with our second quarter credit results. Our various credit portfolios continued to demonstrate stability and performed within our expected range,” said Chief Credit Officer Dave Munio. Second quarter net credit losses were $424 million, or .81 percent of average loans outstanding (annualized), compared with $425 million, or .87 percent, for first quarter 2003. “Overall loss rates continued to improve in the second quarter, although dollar losses were essentially flat due to portfolio growth,” said Munio. “All commercial and consumer lines of business continued to demonstrate satisfactory credit results. The allowance for loan losses remained strong and covered annualized charge-offs and nonperforming assets each by more than two times.”

     Nonperforming assets at June 30, 2003 of $1.76 billion, or .82 percent of total loans, were down slightly from March 31, 2003 ($1.77 billion or .86 percent) and were $102 million, or 5 percent, lower than at June 30, 2002.

Business Segment Performance
     Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. More financial information about the business segments is on pages 19 and 26.

     Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

	Second Quarter			Six months ended June 30,
Selected Financial Information
			%			%
	2003	2002	Change	2003	2002	Change
(in millions)
Total revenue	$4,876	$4,282	14	$9,588	$8,541	12
Provision for loan losses	230	192	20	460	468	(2)
Noninterest expense	3,022	2,542	19	5,861	5,005	17
Net income	1,059	1,003	6	2,117	1,987	7
Average loans (in billions)	140	114	23	136	111	23
Average assets (in billions)	270	218	24	263	220	20

•	Core product sales up 9 percent from a year ago in regional banking
•	Team member attrition down 11 percent from a year ago in regional banking
•	Record residential mortgage originations of $135 billion
•	Internet highlights:
o	4.2 million active online consumer customers, up 37 percent from a year ago
o	New online brokerage accounts up 27 percent from a year ago
o	355,000 active online small business customers, up 56 percent from a year ago
o	Ranked the top small business web site by Speer & Associates
o	Online Merchant card processing volume grew 150 percent to $2.5 billion from Q2 2002

     Community Banking reported net income of $1,059 million in second quarter 2003, compared with $1,003 million for the same period in 2002, up 6 percent. Community Banking’s revenue was up 14 percent from the second quarter of last year. Net interest income increased by $317 million, or 12 percent, compared with second quarter 2002, primarily due to growth in consumer loans, mortgages held for sale and deposits. Noninterest income was up $277 million, or 17 percent, in second quarter 2003, compared with 2002. Noninterest expense increased by $480 million in second quarter 2003, or 19 percent, compared with the same period of 2002, due primarily to increased mortgage originations. The provision for loan losses increased by $38 million in second quarter 2003, compared with second quarter 2002, due to 23 percent growth in average loans.

     “Thanks to the dedication of our team, we continued to improve sales and service to our regional banking customers,” said John Stumpf, Group EVP, Community Banking. “Core deposits increased 14 percent this quarter compared with the same period last year. The number of consumer checking accounts increased by 6 percent this quarter, compared with the same period last year, as retention improved. Core product sales for the second quarter were up 9 percent and sales per platform banker exceeded 4.75 per day, an all time high. Retaining our team members is key to providing outstanding service. We’ve reduced our attrition rate of team members by 11 percent on a year-to-date basis in 2003, compared with the same period last year.”

     In May, the Company announced a definitive agreement to acquire Pacific Northwest Bancorp (NASDAQ: PNWB), a Seattle-based bank holding company with $3.1 billion in assets. “The acquisition will strengthen our business banking presence and distribution in the Pacific Northwest,” said Stumpf.

     “Wells Fargo again demonstrated its leadership in helping homeowners succeed financially and its support of homeownership through funding $135 billion of home loans during the quarter, up $32 billion from the first quarter,” said Mark Oman, Group EVP, Home and Consumer Finance. “The impact of the lowest interest rates in forty years and the flood of home financing activity were best reflected in the record $204 billion of applications taken by Home Mortgage during the second quarter.” Home Mortgage’s owned servicing portfolio showed solid growth, up $96 billion from second quarter 2002 in the quarter. The portfolio totaled $582 billion at the end of the quarter, with a weighted average note rate of 6.21 percent.

     Reflecting the declining mortgage rates from March 31, 2003 to June 30, 2003, an additional $620 million of impairment provision was recorded in the quarter. Mortgage servicing rights were carried at $3.8 billion on June 30, 2003, down $362 million from March 31, 2003 and down over $2.1 billion from June 30, 2002.

     “We continued to see very strong growth in our first and second mortgage loan portfolios, up 8 percent and 11 percent, respectively, in second quarter,” said Oman.

     Wholesale Banking provides businesses across the United States, predominantly with annual sales in excess of $10 million, with a complete line of commercial, corporate, treasury management, investment, insurance brokerage, capital markets and real estate banking products and services.

	Second Quarter			Six months ended June 30,
Selected Financial Information
			%			%
	2003	2002	Change	2003	2002	Change
(in millions)
Total revenue	$1,216	$1,201	1	$2,420	$2,351	3
Provision for loan losses	46	73	(37)	100	158	(37)
Noninterest expense	636	589	8	1,256	1,183	6
Net income	345	346	—	693	648	7
Average loans (in billions)	50	50	—	50	50	—
Average assets (in billions)	78	70	11	76	70	9

•	Pace of new customer acquisition for middle market exceeding 2002
•	Strong results for asset-based lending
•	Deposit growth continued
•	Commercial Electronic Office® portal activity continued to grow

     Wholesale Banking reported earnings of $345 million in second quarter 2003. Second quarter revenue was $1.2 billion, up 1 percent from second quarter 2002. Deposits were up 21 percent in second quarter 2003 from second quarter 2002. Second quarter expenses were up 3 percent from first quarter 2003. Provision for credit losses in second quarter 2003 declined $27 million from a year ago and $7 million from first quarter 2003.

     “We continued to see trends consistent with prior quarters - including growth in deposits and flat loan demand,” said Dave Hoyt, Group EVP, Wholesale Banking. “Our efforts remain focused on new customer acquisition, cross sell with existing relationships and providing outstanding customer service. In the second quarter, areas of strength included our business development efforts for commercial relationships, asset-based lending and deposit growth.”

     The asset-based lending group increased revenue 26 percent from the second quarter 2002 and loans grew $1.4 billion over that same period. Foothill Capital Corporation, part of the asset-based lending group, changed its name to Wells Fargo Foothill, Inc. to better leverage the strength of the Wells Fargo brand and our broad array of products and services. The asset-based lending group now has more than $17 billion of direct and managed loan commitments for companies in industries including manufacturing, distribution, technology, retail, media, service, gaming, healthcare and specialty finance.

     Over 123,000 individual users representing 21,200 companies are now using Wells Fargo’s Commercial Electronic Office business portal, up 62 percent and 41 percent respectively from second quarter 2002. The CEO® portal is intended to make it easier for customers to do business with Wells Fargo. A few indicators that clients are finding it a great way to connect with us include:
•	The ratio of users per company is up to 5.8 - a 16 percent increase from prior year
•	Nearly 2 million Treasury Information reports were accessed in the quarter, double the number in second quarter 2002
•	Over 54 percent of all foreign exchange transactions for Wells Fargo now go through the CEO platform

     As part of our continuing focus on improving customer service, we offer on-going user training sessions for the CEO business platform. In the second quarter, we reached a milestone with our 5,000th customer completing training. We also became the first bank to provide online training in the second quarter. The new tutorials allow customers to receive interactive online training at their own pace, at a time that is convenient for them.

     Wells Fargo Financial offers consumer and commercial finance, leasing, private label credit cards and dealer financing in 47 states, Canada, and the Caribbean.

	Second Quarter			Six months ended June 30,
Selected Financial Information
			%			%
	2003	2002	Change	2003	2002	Change
(in millions)
Total revenue	$645	$539	20	$1,259	$1,071	18
Provision for loan losses	148	145	2	289	274	5
Noninterest expense	321	272	18	629	542	16
Net income	110	75	47	212	159	33
Average loans (in billions)	19	15	27	18	15	20
Average assets (in billions)	21	17	24	20	17	18

•	Investments in infrastructure and business models over the past several years now reflected in operating results
•	Record receivables growth illustrates focus on real estate secured lending and auto finance, up $700 million and $600 million respectively
•	Sound credit quality with losses remaining stable

     “Wells Fargo Financial had an excellent second quarter, with net income of $110 million and a record $1.7 billion increase in receivables,” said Dan Porter, chairman and chief executive officer.“With year-to-date receivables growth of $3.3 billion, or 20 percent, we surpassed $20 billion in receivables outstanding. This growth was due to outstanding performance by the teams in our consumer and auto finance businesses in the U.S., Canada and the Caribbean.”

Recorded Message
     A recorded message reviewing Wells Fargo’s results will be available at 8:30 a.m. Eastern time through July 18, 2003. Dial 800-642-1687 (domestic) or 706-645-9291 (international). Access code 1619669. The call is also available on the internet at www.wellsfargo.com/ir and www.vcall.com.

     Certain amounts for prior quarters have been reclassified to conform with the current financial statement presentation.

     The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

     This news release contains forward-looking statements about the Company. Broadly speaking, forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions. Examples of forward-looking statements in this release include the statement about the expected level of mortgage loans held for sale during the third quarter of 2003, the statement about the likelihood of future losses on equity investments, and various statements about future loan losses and credit quality.

     Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

     There are several factors—many beyond the Company’s control—that could cause results to differ significantly from the Company’s expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and Annual Report on Form 10-K for the year ended December 31, 2002, including information incorporated into the Form 10-K from the Company’s 2002 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, Items 2 and 3 of the Form 10-Q and “Financial Review—Risk Management” included in the 2002 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

     Other factors described in the Form 10-Q and Form 10-K include · business and economic conditions · fiscal and monetary policies · legislation and regulation · disintermediation · competition generally and in light of the Gramm-Leach-Bliley Act · potential dividend restrictions · market acceptance and regulatory approval of new products and services · non-banking activities · reliance on other companies for infrastructure components · integration of acquired companies · attracting and retaining key personnel · stock price volatility. See, for example, “Factors That May Affect Future Results” in the Form 10-Q and “Regulation and Supervision” in the Form 10-K.

     Any factor described in this news release, in the Form 10-Q or in the Form 10-K, or in any information incorporated by reference therein, could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

     Wells Fargo & Company is a diversified financial services company with $370 billion in assets, providing banking, insurance, investments, mortgage and consumer finance from more than 5,600 stores and the internet (wellsfargo.com) across North America and elsewhere internationally.

Visit Wells Fargo at www.wellsfargo.com

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended June 30,			Six months ended June 30,
			%			%
(in millions, except per share amounts)	2003	2002	Change	2003	2002	Change

For the Period

Before effect of change in accounting principle (1)
Net income	$1,525	$1,420	7%	$3,017	$2,799	8%
Diluted earnings per common share	.90	.82	10	1.78	1.62	10

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.63%	1.83%	(11)	1.67%	1.81%	(8)
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.60	19.72	(1)	19.69	19.86	(1)

After effect of change in accounting principle
Net income	$1,525	$1,420	7	$3,017	$2,523	20
Diluted earnings per common share	.90	.82	10	1.78	1.46	22

Profitability ratios (annualized)
ROA	1.63%	1.83%	(11)	1.67%	1.63%	2
ROE	19.60	19.72	(1)	19.69	17.90	10

Efficiency ratio (2)	58.9	56.6	4	58.4	56.2	4

Total revenue	$6,755	$6,017	12	$13,263	$11,972	11

Dividends declared per common share	.30	.28	7	.60	.54	11

Average common shares outstanding	1,675.7	1,710.4	(2)	1,678.5	1,706.7	(2)
Diluted average common shares outstanding	1,690.6	1,730.8	(2)	1,692.1	1,725.1	(2)

Average loans	$208,912	$179,232	17	$204,080	$175,700	16
Average assets	375,149	311,075	21	365,215	312,697	17
Average core deposits	205,428	179,394	15	201,140	178,526	13

Net interest margin	5.12%	5.66%	(10)	5.21%	5.67%	(8)

At Period End
Securities available for sale	$24,625	$37,132	(34)	$24,625	$37,132	(34)
Loans	215,392	185,001	16	215,392	185,001	16
Allowance for loan losses	3,894	3,883	—	3,894	3,883	—
Goodwill	9,803	9,724	1	9,803	9,724	1
Assets	369,645	314,802	17	369,645	314,802	17
Core deposits	210,722	181,807	16	210,722	181,807	16
Common stockholders’ equity	32,223	29,473	9	32,223	29,473	9
Stockholders’ equity	32,275	29,527	9	32,275	29,527	9

Capital ratios
Common stockholders’ equity to assets	8.72%	9.36%	(7)	8.72%	9.36%	(7)
Stockholders’ equity to assets	8.73	9.38	(7)	8.73	9.38	(7)
Risk-based capital (3)
Tier 1 capital	7.93	7.95	—	7.93	7.95	—
Total capital	11.43	11.32	1	11.43	11.32	1
Tier 1 leverage (3)	6.59	6.89	(4)	6.59	6.89	(4)

Book value per common share	$19.20	$17.24	11	$19.20	$17.24	11

Staff (active, full-time equivalent)	135,500	123,500	10	135,500	123,500	10

Common Stock Price
High	$52.80	$53.44	(1)	$52.80	$53.44	(1)
Low	45.01	48.12	(6)	43.27	42.90	1
Period end	50.40	50.06	1	50.40	50.06	1

(1)	Change in accounting principle relates to transitional goodwill impairment charge recorded in first quarter 2002 related to the adoption of FAS 142.
(2)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	The June 30, 2003 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,			Six months ended June 30,
			%			%
(in millions, except per share amounts)	2003	2002	Change	2003	2002	Change

INTEREST INCOME
Securities available for sale	$435	$656	(34)%	$888	$1,312	(32)%
Mortgages held for sale	864	440	96	1,678	1,031	63
Loans held for sale	67	73	(8)	134	142	(6)
Loans	3,482	3,379	3	6,892	6,671	3
Other interest income	80	79	1	141	151	(7)

Total interest income	4,928	4,627	7	9,733	9,307	5

INTEREST EXPENSE
Deposits	425	483	(12)	852	977	(13)
Short-term borrowings	87	131	(34)	182	305	(40)
Long-term debt	341	344	(1)	671	674	—
Guaranteed preferred beneficial interests in Company’s subordinated debentures	29	30	(3)	56	58	(3)

Total interest expense	882	988	(11)	1,761	2,014	(13)

NET INTEREST INCOME	4,046	3,639	11	7,972	7,293	9
Provision for loan losses	424	410	3	849	900	(6)

Net interest income after provision for loan losses	3,622	3,229	12	7,123	6,393	11

NONINTEREST INCOME
Service charges on deposit accounts	587	547	7	1,140	1,052	8
Trust and investment fees	470	472	—	929	934	(1)
Credit card fees	257	223	15	501	424	18
Other fees	373	326	14	739	637	16
Mortgage banking	543	412	32	1,104	772	43
Insurance	289	269	7	556	532	5
Net gains on debt securities available for sale	20	45	(56)	38	81	(53)
Net losses from equity investments	(47)	(58)	(19)	(145)	(78)	86
Other	217	142	53	429	325	32

Total noninterest income	2,709	2,378	14	5,291	4,679	13

NONINTEREST EXPENSE
Salaries	1,155	1,106	4	2,296	2,182	5
Incentive compensation	503	362	39	950	719	32
Employee benefits	350	364	(4)	769	693	11
Equipment	305	228	34	573	464	23
Net occupancy	288	274	5	585	543	8
Net losses on dispositions of premises and equipment	10	29	(66)	6	27	(78)
Other	1,369	1,042	31	2,570	2,104	22

Total noninterest expense	3,980	3,405	17	7,749	6,732	15

INCOME BEFORE INCOME TAX EXPENSE AND EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,351	2,202	7	4,665	4,340	7
Income tax expense	826	782	6	1,648	1,541	7

NET INCOME BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	1,525	1,420	7	3,017	2,799	8
Cumulative effect of change in accounting principle	—	—	—	—	(276)	(100)

NET INCOME	$1,525	$1,420	7%	$3,017	$2,523	20%

NET INCOME APPLICABLE TO COMMON STOCK	$1,524	$1,419	7%	$3,015	$2,521	20%

EARNINGS PER COMMON SHARE BEFORE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
Earnings per common share	$.91	$.83	10%	$1.80	$1.64	10%

Diluted earnings per common share	$.90	$.82	10%	$1.78	$1.62	10%

EARNINGS PER COMMON SHARE
Earnings per common share	$.91	$.83	10%	$1.80	$1.48	22%

Diluted earnings per common share	$.90	$.82	10%	$1.78	$1.46	22%

DIVIDENDS DECLARED PER COMMON SHARE	$.30	$.28	7%	$.60	$.54	11%

Average common shares outstanding	1,675.7	1,710.4	(2)%	1,678.5	1,706.7	(2)%

Diluted average common shares outstanding	1,690.6	1,730.8	(2)%	1,692.1	1,725.1	(2)%

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				Jun. 30, 2003 from

	Jun. 30,	Dec. 31,	Jun. 30,	Dec. 31,	Jun. 30,
(in millions, except shares)	2003	2002	2002	2002	2002

ASSETS
Cash and due from banks	$16,045	$17,820	$14,701	(10)%	9%
Federal funds sold and securities purchased under resale agreements	2,768	3,174	3,741	(13)	(26)
Securities available for sale	24,625	27,947	37,132	(12)	(34)
Mortgages held for sale	58,716	51,154	24,685	15	138
Loans held for sale	7,009	6,665	5,165	5	36

Loans	215,392	196,634	185,001	10	16
Allowance for loan losses	3,894	3,862	3,883	1	—

Net loans	211,498	192,772	181,118	10	17

Mortgage servicing rights, net	3,821	4,489	5,956	(15)	(36)
Premises and equipment, net	3,604	3,688	3,638	(2)	(1)
Goodwill	9,803	9,753	9,724	1	1
Other assets	31,756	31,797	28,942	—	10

Total assets	$369,645	$349,259	$314,802	6%	17%

LIABILITIES
Noninterest-bearing deposits	$80,943	$74,094	$61,499	9%	32%
Interest-bearing deposits	149,941	142,822	131,712	5	14

Total deposits	230,884	216,916	193,211	6	19
Short-term borrowings	23,883	33,446	30,107	(29)	(21)
Accrued expenses and other liabilities	20,705	18,334	17,159	13	21
Long-term debt	58,513	47,320	41,913	24	40
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,385	2,885	2,885	17	17

Total liabilities	337,370	318,901	285,275	6	18

STOCKHOLDERS’ EQUITY
Preferred stock	375	251	341	49	10
Unearned ESOP shares	(323)	(190)	(287)	70	13

Total preferred stock	52	61	54	(15)	(4)
Common stock - $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,536	9,498	9,488	—	1
Retained earnings	21,320	19,394	17,530	10	22
Cumulative other comprehensive income	1,185	976	919	21	29
Treasury stock - 57,992,372 shares, 50,474,518 shares and 26,756,638 shares	(2,712)	(2,465)	(1,358)	10	100

Total stockholders’ equity	32,275	30,358	29,527	6	9

Total liabilities and stockholders’ equity	$369,645	$349,259	$314,802	6%	17%

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Six months ended June 30,

(in millions)	2003	2002

Balance, beginning of period	$30,358	$27,214
Net income	3,017	2,523
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	20	4
Change in valuation allowance related to:
Investment securities and other retained interests	2	265
Derivative instruments and hedging activities	187	(102)
Common stock issued	388	321
Common stock issued for acquisitions	6	535
Common stock repurchased	(922)	(426)
Preferred stock released to ESOP	137	114
Preferred stock dividends	(2)	(2)
Common stock dividends	(1,009)	(923)
Change in Rabbi trust assets and similar arrangements (classified as treasury stock)	93	4

Balance, end of period	$32,275	$29,527

LOANS

	Jun. 30,	Dec. 31,	Jun. 30,
(in millions)	2003	2002	2002

Commercial	$47,577	$47,292	$47,413
Real estate 1-4 family first mortgage	48,239	40,976	33,951
Other real estate mortgage	25,703	25,312	25,665
Real estate construction	7,853	7,804	7,853
Consumer:
Real estate 1-4 family junior lien mortgage	36,695	31,290	28,151
Credit card	7,626	7,455	6,781
Other revolving credit and installment	30,943	26,353	24,504

Total consumer	75,264	65,098	59,436
Lease financing	8,514	8,241	8,832
Foreign	2,242	1,911	1,851

Total loans (net of unearned income)	$215,392	$196,634	$185,001

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

	Quarter ended			Six months ended

	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(in millions)	2003	2003	2002	2003	2002

Balance, beginning of period	$3,887	$3,862	$3,842	$3,862	$3,761

Allowances related to business combinations/other	7	25	18	32	95

Provision for loan losses	424	425	410	849	900

Loan charge-offs:
Commercial	(147)	(153)	(183)	(300)	(375)
Real estate 1-4 family first mortgage	(6)	(9)	(9)	(14)	(16)
Other real estate mortgage	(9)	(2)	(2)	(10)	(12)
Real estate construction	(3)	(3)	(3)	(6)	(23)
Consumer:
Real estate 1-4 family junior lien mortgage	(22)	(22)	(18)	(44)	(30)
Credit card	(116)	(112)	(105)	(228)	(208)
Other revolving credit and installment	(198)	(198)	(170)	(398)	(383)

Total consumer	(336)	(332)	(293)	(670)	(621)
Lease financing	(24)	(26)	(20)	(50)	(46)
Foreign	(25)	(20)	(23)	(45)	(44)

Total loan charge-offs	(550)	(545)	(533)	(1,095)	(1,137)

Loan recoveries:
Commercial	37	36	53	75	84
Real estate 1-4 family first mortgage	1	—	2	1	3
Other real estate mortgage	3	2	5	5	9
Real estate construction	4	5	7	9	8
Consumer:
Real estate 1-4 family junior lien mortgage	6	5	4	11	8
Credit card	13	12	12	25	24
Other revolving credit and installment	50	51	54	99	109

Total consumer	69	68	70	135	141
Lease financing	7	6	5	13	12
Foreign	5	3	4	8	7

Total loan recoveries	126	120	146	246	264

Net loan charge-offs	(424)	(425)	(387)	(849)	(873)

Balance, end of period	$3,894	$3,887	$3,883	$3,894	$3,883

Net loan charge-offs (annualized) as a percentage of average total loans	.81%	.87%	.87%	.84%	1.00%

Allowance as a percentage of total loans	1.81%	1.89%	2.10%	1.81%	2.10%

Wells Fargo & Company and Subsidiaries
NONACCRUAL LOANS AND OTHER ASSETS

	Jun. 30,	Dec. 31,	Jun. 30,
(in millions)	2003	2002	2002

Nonaccrual loans:
Commercial	$787	$796	$934
Real estate 1-4 family first mortgage	206	214	213
Other real estate mortgage	263	192	200
Real estate construction	61	93	147
Consumer:
Real estate 1-4 family junior lien mortgage	105	65	36
Other revolving credit and installment	49	48	48

Total consumer	154	113	84
Lease financing	85	79	85
Foreign	5	5	6

Total nonaccrual loans	1,561	1,492	1,669
As a percentage of total loans	.7%	.8%	.9%

Foreclosed assets	195	201	192
Real estate investments (1)	5	4	2

Total nonaccrual loans and other assets	$1,761	$1,697	$1,863

(1)	Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were recorded as loans. Real estate investments totaled $9 million, $9 million and $13 million at June 30, 2003, December 31, 2002 and June 30, 2002, respectively.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,			Six months ended June 30,
			%			%
(in millions)	2003	2002	Change	2003	2002	Change

Service charges on deposit accounts	$587	$547	7%	$1,140	$1,052	8%
Trust and investment fees:
Trust, investment and IRA fees	322	341	(6)	647	677	(4)
Commissions and all other fees	148	131	13	282	257	10

Total trust and investment fees	470	472	—	929	934	(1)
Credit card fees	257	223	15	501	424	18
Other fees:
Cash network fees	46	45	2	88	92	(4)
Charges and fees on loans	186	138	35	366	271	35
All other	141	143	(1)	285	274	4

Total other fees	373	326	14	739	637	16
Mortgage banking:
Origination and other closing fees	334	204	64	610	424	44
Servicing fees, net of amortization and provision for impairment	(741)	(48)	—	(1,184)	(122)	870
Net gains on mortgage loan origination/sales activities	831	172	383	1,468	292	403
All other	119	84	42	210	178	18

Total mortgage banking	543	412	32	1,104	772	43
Insurance	289	269	7	556	532	5
Net gains on debt securities available for sale	20	45	(56)	38	81	(53)
Net losses from equity investments	(47)	(58)	(19)	(145)	(78)	86
Net gains on sales of loans	5	2	150	5	8	(38)
Net gains on dispositions of operations	—	—	—	27	3	800
All other	212	140	51	397	314	26

Total	$2,709	$2,378	14%	$5,291	$4,679	13%

NONINTEREST EXPENSE

	Quarter ended June 30,			Six months ended June 30,
			%			%
(in millions)	2003	2002	Change	2003	2002	Change

Salaries	$1,155	$1,106	4%	$2,296	$2,182	5%
Incentive compensation	503	362	39	950	719	32
Employee benefits	350	364	(4)	769	693	11
Equipment	305	228	34	573	464	23
Net occupancy	288	274	5	585	543	8
Net losses on dispositions of premises and equipment	10	29	(66)	6	27	(78)
Outside professional services	111	103	8	223	202	10
Contract services	250	107	134	405	224	81
Outside data processing	103	87	18	202	171	18
Telecommunications	86	78	10	164	170	(4)
Travel and entertainment	92	83	11	177	158	12
Advertising and promotion	96	79	22	176	144	22
Postage	87	59	47	171	124	38
Stationery and supplies	57	55	4	111	113	(2)
Insurance	69	61	13	119	112	6
Operating losses	64	30	113	120	76	58
Security	42	40	5	84	79	6
Core deposit intangibles	36	39	(8)	72	79	(9)
All other	276	221	25	546	452	21

Total	$3,980	$3,405	17%	$7,749	$6,732	15%

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,

	2003			2002

			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$6,405	1.20%	$19	$2,810	1.59%	$11
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,288	4.67	14	1,798	5.65	25
Securities of U.S. states and political subdivisions	2,063	9.09	43	2,148	8.27	43
Mortgage-backed securities:
Federal agencies	15,696	8.29	302	29,865	7.00	510
Private collateralized mortgage obligations	1,994	6.91	33	2,562	7.29	46

Total mortgage-backed securities	17,690	8.13	335	32,427	7.03	556
Other debt securities (4)	3,167	7.87	59	2,982	7.63	56

Total debt securities available for sale (4)	24,208	7.99	451	39,355	7.08	680
Mortgages held for sale (3)	65,493	5.28	864	26,561	6.60	440
Loans held for sale (3)	7,063	3.82	67	5,321	5.50	73
Loans:
Commercial	47,484	6.11	723	46,628	6.94	807
Real estate 1-4 family first mortgage	45,776	5.11	584	31,118	6.12	476
Other real estate mortgage	25,661	5.51	352	25,711	6.26	401
Real estate construction	7,983	5.24	104	7,935	5.80	115
Consumer:
Real estate 1-4 family junior lien mortgage	34,857	6.95	604	26,759	7.80	520
Credit card	7,456	11.88	221	6,616	12.33	204
Other revolving credit and installment	28,876	9.05	653	23,646	10.37	612

Total consumer	71,189	8.32	1,478	57,021	9.39	1,336
Lease financing	8,658	6.77	147	9,071	7.19	163
Foreign	2,161	17.77	96	1,748	19.11	84

Total loans (5)	208,912	6.68	3,484	179,232	7.56	3,382
Other	7,717	3.14	62	6,660	4.04	67

Total earning assets	$319,798	6.23	4,947	$259,939	7.19	4,653

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,536	.31	2	$2,694	.64	4
Market rate and other savings	104,603	.69	179	92,725	.96	223
Savings certificates	21,355	2.60	138	24,862	3.30	205
Other time deposits	26,912	1.29	87	6,213	1.98	30
Deposits in foreign offices	6,278	1.22	19	4,982	1.67	21

Total interest-bearing deposits	161,684	1.05	425	131,476	1.47	483
Short-term borrowings	30,218	1.16	87	31,921	1.65	131
Long-term debt	51,677	2.64	341	41,234	3.34	344
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,215	3.63	29	2,885	4.20	30

Total interest-bearing liabilities	246,794	1.43	882	207,516	1.91	988
Portion of noninterest-bearing funding sources	73,004	—	—	52,423	—	—

Total funding sources	$319,798	1.11	882	$259,939	1.53	988

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.12%	$4,065		5.66%	$3,665

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,320			$13,417
Goodwill	9,802			9,718
Other	32,229			28,001

Total noninterest-earning assets	$55,351			$51,136

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$76,934			$59,113
Other liabilities	20,192			15,536
Preferred stockholders’ equity	47			50
Common stockholders’ equity	31,182			28,860
Noninterest-bearing funding sources used to fund earning assets	(73,004)			(52,423)

Net noninterest-bearing funding sources	$55,351			$51,136

TOTAL ASSETS	$375,149			$311,075

(1)	The average prime rate of the Company was 4.25% and 4.75% for the quarters ended June 30, 2003 and 2002, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.24% and 1.92% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for both periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,

	2003			2002

			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$4,762	1.24%	$29	$2,601	1.72%	$22
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,291	4.99	30	1,920	5.76	53
Securities of U.S. states and political subdivisions	2,051	8.92	85	2,114	8.29	84
Mortgage-backed securities:
Federal agencies	16,697	8.05	623	29,508	7.05	1,014
Private collateralized mortgage obligations	2,009	7.09	68	2,627	7.09	92

Total mortgage-backed securities	18,706	7.94	691	32,135	7.05	1,106
Other debt securities (4)	3,092	7.72	116	3,089	7.66	114

Total debt securities available for sale (4)	25,140	7.84	922	39,258	7.10	1,357
Mortgages held for sale (3)	61,977	5.41	1,678	31,826	6.45	1,031
Loans held for sale (3)	7,033	3.85	134	5,203	5.50	142
Loans:
Commercial	47,247	6.18	1,450	46,648	6.99	1,617
Real estate 1-4 family first mortgage	43,755	5.21	1,139	28,886	6.28	906
Other real estate mortgage	25,524	5.59	709	25,500	6.33	801
Real estate construction	7,945	5.25	207	7,983	5.77	228
Consumer:
Real estate 1-4 family junior lien mortgage	33,475	6.97	1,157	25,610	7.87	1,001
Credit card	7,428	12.16	452	6,594	12.29	406
Other revolving credit and installment	28,134	9.36	1,308	23,597	10.43	1,223

Total consumer	69,037	8.50	2,917	55,801	9.48	2,630
Lease financing	8,515	6.80	288	9,216	7.23	332
Foreign	2,057	18.16	187	1,666	19.42	162

Total loans (5)	204,080	6.80	6,897	175,700	7.64	6,676
Other	7,417	3.04	113	6,384	4.10	131

Total earning assets	$310,409	6.36	9,773	$260,972	7.23	9,359

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,472	.34	4	$2,548	.67	9
Market rate and other savings	102,720	.72	366	91,415	.96	434
Savings certificates	21,678	2.68	288	25,279	3.44	431
Other time deposits	23,739	1.32	156	5,456	2.00	55
Deposits in foreign offices	6,307	1.22	38	5,842	1.66	48

Total interest-bearing deposits	156,916	1.09	852	130,540	1.51	977
Short-term borrowings	30,842	1.19	182	36,748	1.67	305
Long-term debt	49,183	2.73	671	39,457	3.43	674
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,051	3.72	56	2,673	4.35	58

Total interest-bearing liabilities	239,992	1.48	1,761	209,418	1.94	2,014
Portion of noninterest-bearing funding sources	70,417	—	—	51,554	—	—

Total funding sources	$310,409	1.15	1,761	$260,972	1.56	2,014

Net interest margin and net interest income on a taxable-equivalent basis (6)		5.21%	$8,012		5.67%	$7,345

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,504			$13,985
Goodwill	9,796			9,725
Other	31,506			28,015

Total noninterest-earning assets	$54,806			$51,725

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$74,270			$59,284
Other liabilities	20,014			15,542
Preferred stockholders’ equity	53			56
Common stockholders’ equity	30,886			28,397
Noninterest-bearing funding sources used to fund earning assets	(70,417)			(51,554)

Net noninterest-bearing funding sources	$54,806			$51,725

TOTAL ASSETS	$365,215			$312,697

(1)	The average prime rate of the Company was 4.25% and 4.75% for the six months ended June 30, 2003 and 2002, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.29% and 1.91% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for both periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS

	Community		Wholesale		Wells Fargo		Reconciliation		Consolidated
(income/expense in millions,	Banking		Banking		Financial		column (1)		Company
average balances in billions)
Quarter ended June 30,	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002

Net interest income	$2,938	$2,621	$560	$569	$550	$452	$(2)	$(3)	$4,046	$3,639
Provision for loan losses	230	192	46	73	148	145	—	—	424	410
Noninterest income	1,938	1,661	656	632	95	87	20	(2)	2,709	2,378
Noninterest expense	3,022	2,542	636	589	321	272	1	2	3,980	3,405

Income (loss) before income tax expense (benefit)	1,624	1,548	534	539	176	122	17	(7)	2,351	2,202
Income tax expense (benefit)	565	545	189	193	66	47	6	(3)	826	782

Net income (loss)	$1,059	$1,003	$345	$346	$110	75	$11	$(4)	$1,525	$1,420

Average loans	$140	$114	$50	$50	$19	$15	$—	$—	$209	$179
Average assets	270	218	78	70	21	17	6	6	375	311
Average core deposits	184	162	21	17	—	—	—	—	205	179

Six months ended June 30,

Net interest income	$5,793	$5,272	$1,111	$1,135	$1,073	$893	$(5)	$(7)	$7,972	$7,293
Provision for loan losses	460	468	100	158	289	274	—	—	849	900
Noninterest income	3,795	3,269	1,309	1,216	186	178	1	16	5,291	4,679
Noninterest expense	5,861	5,005	1,256	1,183	629	542	3	2	7,749	6,732

Income (loss) before income tax expense (benefit) and effect of change in accounting principle	3,267	3,068	1,064	1,010	341	255	(7)	7	4,665	4,340
Income tax expense (benefit)	1,150	1,081	371	362	129	96	(2)	2	1,648	1,541

Net income (loss) before effect of change in accounting principle	2,117	1,987	693	648	212	159	(5)	5	3,017	2,799
Cumulative effect of change in accounting principle	—	—	—	(98)	—	(178)	—	—	—	(276)

Net income (loss)	$2,117	$1,987	$693	$550	$212	$(19)	$(5)	$5	$3,017	$2,523

Average loans	$136	$111	$50	$50	$18	$15	$—	$—	$204	$176
Average assets	263	220	76	70	20	17	6	6	365	313
Average core deposits	180	161	21	18	—	—	—	—	201	179

(1)	The reconciling items for revenue (i.e., net interest income plus noninterest income) and net income are Treasury equity investment activities. The material item in the reconciliation column for average assets is unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

(in millions, except per share amounts)	2Q03	1Q03	4Q02	3Q02	2Q02

For the Period
Net income	$1,525	$1,492	$1,466	$1,444	$1,420

Diluted earnings per common share	.90	.88	.86	.84	.82

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.63%	1.70%	1.71%	1.78%	1.83%
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.60	19.77	19.34	19.38	19.72

Efficiency ratio (1)	58.9	57.9	58.1	56.4	56.6

Total revenue	$6,755	$6,509	$6,484	$6,040	$6,017

Dividends declared per common share	.30	.30	.28	.28	.28

Average common shares outstanding	1,675.7	1,681.5	1,690.4	1,700.7	1,710.4
Diluted average common shares outstanding	1,690.6	1,694.1	1,704.0	1,717.8	1,730.8

Average loans	$208,912	$199,194	$183,827	$181,782	$179,232
Average assets	375,149	355,171	340,258	321,217	311,075
Average core deposits	205,428	196,802	194,850	184,448	179,394

Net interest margin	5.12%	5.31%	5.44%	5.52%	5.66%

At Period End
Securities available for sale	$24,625	$26,168	$27,947	$32,974	$37,132
Loans	215,392	205,954	196,634	186,310	185,001
Allowance for loan losses	3,894	3,887	3,862	3,861	3,883
Goodwill	9,803	9,799	9,753	9,744	9,724
Assets	369,645	369,669	349,259	334,250	314,802
Core deposits	210,722	203,185	198,234	190,606	181,807
Common stockholders’ equity	32,223	30,723	30,297	30,016	29,473
Stockholders’ equity	32,275	30,771	30,358	30,074	29,527

Capital ratios
Common stockholders’ equity to assets	8.72%	8.31%	8.67%	8.98%	9.36%
Stockholders’ equity to assets	8.73	8.32	8.69	9.00	9.38
Risk-based capital (2)
Tier 1 capital	7.93	7.34	7.60	7.84	7.95
Total capital	11.43	10.89	11.31	11.39	11.32
Tier 1 leverage (2)	6.59	6.43	6.58	6.83	6.89

Book value per common share	$19.20	$18.34	$17.97	$17.67	$17.24

Staff (active, full-time equivalent)	135,500	131,600	127,500	125,700	123,500

Common Stock Price
High	$52.80	$49.13	$51.60	$54.84	$53.44
Low	45.01	43.27	43.30	38.10	48.12
Period end	50.40	44.99	46.87	48.16	50.06

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	The June 30, 2003 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

(in millions, except per share amounts)	2Q03	1Q03	4Q02	3Q02	2Q02

INTEREST INCOME
Securities available for sale	$435	$453	$531	$582	$656
Mortgages held for sale	864	814	828	591	440
Loans held for sale	67	67	58	52	73
Loans	3,482	3,410	3,347	3,400	3,379
Other interest income	80	62	62	74	79

Total interest income	4,928	4,806	4,826	4,699	4,627

INTEREST EXPENSE
Deposits	425	427	460	483	483
Short-term borrowings	87	95	107	124	131
Long-term debt	341	330	363	367	344
Guaranteed preferred beneficial interests in Company’s subordinated debentures	29	27	29	30	30

Total interest expense	882	879	959	1,004	988

NET INTEREST INCOME	4,046	3,927	3,867	3,695	3,639
Provision for loan losses	424	425	438	395	410

Net interest income after provision for loan losses	3,622	3,502	3,429	3,300	3,229

NONINTEREST INCOME
Service charges on deposit accounts	587	553	567	560	547
Trust and investment fees	470	460	480	462	472
Credit card fees	257	243	255	242	223
Other fees	373	368	375	372	326
Mortgage banking	543	561	515	426	412
Insurance	289	266	231	234	269
Net gains on debt securities available for sale	20	18	91	121	45
Net losses from equity investments	(47)	(98)	(96)	(152)	(58)
Other	217	211	199	80	142

Total noninterest income	2,709	2,582	2,617	2,345	2,378

NONINTEREST EXPENSE
Salaries	1,155	1,141	1,091	1,110	1,106
Incentive compensation	503	447	541	446	362
Employee benefits	350	419	287	304	364
Equipment	305	269	317	232	228
Net occupancy	288	296	281	278	274
Net losses (gains) on dispositions of premises and equipment	10	(4)	26	—	29
Other	1,369	1,202	1,227	1,037	1,042

Total noninterest expense	3,980	3,770	3,770	3,407	3,405

INCOME BEFORE INCOME TAX EXPENSE	2,351	2,314	2,276	2,238	2,202
Income tax expense	826	822	810	794	782

NET INCOME	$1,525	$1,492	$1,466	$1,444	$1,420

NET INCOME APPLICABLE TO COMMON STOCK	$1,524	$1,491	$1,465	$1,443	$1,419

EARNINGS PER COMMON SHARE
Earnings per common share	$.91	$.89	$.87	$.85	$.83

Diluted earnings per common share	$.90	$.88	$.86	$.84	$.82

DIVIDENDS DECLARED PER COMMON SHARE	$.30	$.30	$.28	$.28	$.28

Average common shares outstanding	1,675.7	1,681.5	1,690.4	1,700.7	1,710.4

Diluted average common shares outstanding	1,690.6	1,694.1	1,704.0	1,717.8	1,730.8

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET (QUARTER ENDED)

(in millions)	2Q03	1Q03	4Q02	3Q02	2Q02

ASSETS
Cash and due from banks	$16,045	$16,011	$17,820	$15,813	$14,701
Federal funds sold and securities purchased under resale agreements	2,768	4,982	3,174	4,047	3,741
Securities available for sale	24,625	26,168	27,947	32,974	37,132
Mortgages held for sale	58,716	62,610	51,154	42,339	24,685
Loans held for sale	7,009	7,075	6,665	5,522	5,165

Loans	215,392	205,954	196,634	186,310	185,001
Allowance for loan losses	3,894	3,887	3,862	3,861	3,883

Net loans	211,498	202,067	192,772	182,449	181,118

Mortgage servicing rights, net	3,821	4,183	4,489	4,415	5,956
Premises and equipment, net	3,604	3,680	3,688	3,664	3,638
Goodwill	9,803	9,799	9,753	9,744	9,724
Other assets	31,756	33,094	31,797	33,283	28,942

Total assets	$369,645	$369,669	$349,259	$334,250	$314,802

LIABILITIES
Noninterest-bearing deposits	$80,943	$75,330	$74,094	$69,382	$61,499
Interest-bearing deposits	149,941	160,544	142,822	136,374	131,712

Total deposits	230,884	235,874	216,916	205,756	193,211
Short-term borrowings	23,883	33,196	33,446	30,370	30,107
Accrued expenses and other liabilities	20,705	19,961	18,334	19,341	17,159
Long-term debt	58,513	46,982	47,320	45,824	41,913
Guaranteed preferred beneficial interests in Company’s subordinated debentures	3,385	2,885	2,885	2,885	2,885

Total liabilities	337,370	338,898	318,901	304,176	285,275

STOCKHOLDERS’ EQUITY
Preferred stock	375	430	251	294	341
Unearned ESOP shares	(323)	(382)	(190)	(236)	(287)

Total preferred stock	52	48	61	58	54
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,536	9,514	9,498	9,499	9,488
Retained earnings	21,320	20,349	19,394	18,441	17,530
Cumulative other comprehensive income	1,185	913	976	1,070	919
Treasury stock	(2,712)	(2,947)	(2,465)	(1,888)	(1,358)

Total stockholders’ equity	32,275	30,771	30,358	30,074	29,527

Total liabilities and stockholders’ equity	$369,645	$369,669	$349,259	$334,250	$314,802

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS (QUARTER ENDED)

(in millions)	2Q03	1Q03	4Q02	3Q02	2Q02

Commercial	$47,577	$48,147	$47,292	$46,827	$47,413
Real estate 1-4 family first mortgage	48,239	44,492	40,976	33,773	33,951
Other real estate mortgage	25,703	25,629	25,312	25,233	25,665
Real estate construction	7,853	8,032	7,804	7,887	7,853
Consumer:
Real estate 1-4 family junior lien mortgage	36,695	33,175	31,290	30,193	28,151
Credit card	7,626	7,359	7,455	7,033	6,781
Other revolving credit and installment	30,943	28,361	26,353	24,912	24,504

Total consumer	75,264	68,895	65,098	62,138	59,436
Lease financing	8,514	8,698	8,241	8,593	8,832
Foreign	2,242	2,061	1,911	1,859	1,851

Total loans (net of unearned income)	$215,392	$205,954	$196,634	$186,310	$185,001

FIVE QUARTER AVERAGE LOANS

(in millions)	2Q03	1Q03	4Q02	3Q02	2Q02

Commercial	$47,484	$47,007	$46,467	$46,323	$46,628
Real estate 1-4 family first mortgage	45,776	41,713	31,266	31,366	31,118
Other real estate mortgage	25,661	25,385	25,268	25,389	25,711
Real estate construction	7,983	7,908	7,894	7,843	7,935
Consumer:
Real estate 1-4 family junior lien mortgage	34,857	32,076	30,630	29,192	26,759
Credit card	7,456	7,400	7,150	6,898	6,616
Other revolving credit and installment	28,876	27,383	24,825	24,251	23,646

Total consumer	71,189	66,859	62,605	60,341	57,021
Lease financing	8,658	8,371	8,410	8,678	9,071
Foreign	2,161	1,951	1,917	1,842	1,748

Total average loans (net of unearned income)	$208,912	$199,194	$183,827	$181,782	$179,232

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR LOAN LOSSES

(in millions)	2Q03	1Q03	4Q02	3Q02	2Q02

Balance, beginning of period	$3,887	$3,862	$3,861	$3,883	$3,842

Allowances related to business combinations/other	7	25	1	(2)	18

Provision for loan losses	424	425	438	395	410

Loan charge-offs:
Commercial	(147)	(153)	(183)	(159)	(183)
Real estate 1-4 family first mortgage	(6)	(9)	(7)	(3)	(9)
Other real estate mortgage	(9)	(2)	(10)	(2)	(2)
Real estate construction	(3)	(3)	(8)	(9)	(3)
Consumer:
Real estate 1-4 family junior lien mortgage	(22)	(22)	(23)	(14)	(18)
Credit card	(116)	(112)	(100)	(99)	(105)
Other revolving credit and installment	(198)	(198)	(174)	(212)	(170)

Total consumer	(336)	(332)	(297)	(325)	(293)
Lease financing	(24)	(26)	(26)	(21)	(20)
Foreign	(25)	(20)	(21)	(19)	(23)

Total loan charge-offs	(550)	(545)	(552)	(538)	(533)

Loan recoveries:
Commercial	37	36	42	36	53
Real estate 1-4 family first mortgage	1	—	—	1	2
Other real estate mortgage	3	2	3	3	5
Real estate construction	4	5	—	10	7
Consumer:
Real estate 1-4 family junior lien mortgage	6	5	3	4	4
Credit card	13	12	12	12	12
Other revolving credit and installment	50	51	45	49	54

Total consumer	69	68	60	65	70
Lease financing	7	6	6	4	5
Foreign	5	3	3	4	4

Total loan recoveries	126	120	114	123	146

Net loan charge-offs	(424)	(425)	(438)	(415)	(387)

Balance, end of period	$3,894	$3,887	$3,862	$3,861	$3,883

Net loan charge-offs (annualized) as a percentage of average total loans	.81%	.87%	.95%	.91%	.87%

Allowance as a percentage of total loans	1.81%	1.89%	1.96%	2.07%	2.10%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS (QUARTER ENDED)

(in millions)	2Q03	1Q03	4Q02	3Q02	2Q02

Nonaccrual loans:
Commercial	$787	$836	$796	$840	$934
Real estate 1-4 family first mortgage	206	216	214	215	213
Other real estate mortgage	263	222	192	198	200
Real estate construction	61	72	93	112	147
Consumer:
Real estate 1-4 family junior lien mortgage	105	83	65	39	36
Other revolving credit and installment	49	44	48	55	48

Total consumer	154	127	113	94	84
Lease financing	85	85	79	85	85
Foreign	5	5	5	5	6

Total nonaccrual loans	1,561	1,563	1,492	1,549	1,669
As a percentage of total loans	.7%	.8%	.8%	.8%	.9%

Foreclosed assets	195	200	201	186	192
Real estate investments	5	5	4	2	2

Total nonaccrual loans and other assets	$1,761	$1,768	$1,697	$1,737	$1,863

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS

(income/expense in millions, average balances in billions)	2Q03	1Q03	4Q02	3Q02	2Q02

COMMUNITY BANKING
Net interest income	$2,938	$2,855	$2,809	$2,664	$2,621
Provision for loan losses	230	231	266	180	192
Noninterest income	1,938	1,858	1,947	1,744	1,661
Noninterest expense	3,022	2,839	2,861	2,574	2,542

Income before income tax expense	1,624	1,643	1,629	1,654	1,548
Income tax expense	565	585	573	581	545

Net income	$1,059	$1,058	$1,056	$1,073	$1,003

Average loans	$140	$132	$119	$117	$114
Average assets	270	256	244	227	218
Average core deposits	184	176	175	166	162

WHOLESALE BANKING
Net interest income	$560	$551	$565	$556	$569
Provision for loan losses	46	53	60	60	73
Noninterest income	656	652	588	512	632
Noninterest expense	636	620	620	564	589

Income before income tax expense	534	530	473	444	539
Income tax expense	189	183	170	159	193

Net income	$345	$347	$303	$285	$346

Average loans	$50	$49	$49	$49	$50
Average assets	78	74	72	71	70
Average core deposits	21	21	20	18	17

WELLS FARGO FINANCIAL
Net interest income	$550	$523	$496	$477	$452
Provision for loan losses	148	141	112	155	145
Noninterest income	95	91	80	95	87
Noninterest expense	321	308	288	268	272

Income before income tax expense	176	165	176	149	122
Income tax expense	66	63	67	57	47

Net income	$110	$102	$109	$92	$75

Average loans	$19	$18	$16	$16	$15
Average assets	21	19	18	17	17

RECONCILIATION (1)
Net interest income	$(2)	$(2)	$(3)	$(2)	$(3)
Provision for loan losses	—	—	—	—	—
Noninterest income	20	(19)	2	(6)	(2)
Noninterest expense	1	3	1	1	2

Income (loss) before income tax expense (benefit)	17	(24)	(2)	(9)	(7)
Income tax expense (benefit)	6	(9)	—	(3)	(3)

Net income (loss)	$11	$(15)	$(2)	$(6)	$(4)

Average loans	$—	$—	$—	$—	$—
Average assets	6	6	6	6	6
Average core deposits	—	—	—	—	—

CONSOLIDATED COMPANY
Net interest income	$4,046	$3,927	$3,867	$3,695	$3,639
Provision for loan losses	424	425	438	395	410
Noninterest income	2,709	2,582	2,617	2,345	2,378
Noninterest expense	3,980	3,770	3,770	3,407	3,405

Income before income tax expense	2,351	2,314	2,276	2,238	2,202
Income tax expense	826	822	810	794	782

Net income	$1,525	$1,492	$1,466	$1,444	$1,420

Average loans	$209	$199	$184	$182	$179
Average assets	375	355	340	321	311
Average core deposits	205	197	195	184	179

(1)	The reconciling items for revenue (i.e., net interest income plus noninterest income) and net income are Treasury equity investment activities. The material item in the reconciliation section for average assets is unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (1)

(in millions)	2Q03	1Q03	4Q02	3Q02	2Q02

Mortgage Servicing Rights:
Balance, beginning of quarter	$6,652	$6,677	$6,174	$7,865	$8,604
Originations	892	603	793	492	461
Purchases	462	394	490	268	314
Amortization	(926)	(803)	(671)	(534)	(366)
Write-down	(535)	(311)	(184)	(887)	—
Other (includes changes in mortgage servicing rights due to hedging)	(170)	92	75	(1,030)	(1,148)

Balance before valuation allowance, end of quarter	6,375	6,652	6,677	6,174	7,865
Less: Valuation allowance	2,554	2,469	2,188	1,759	1,909

Balance, end of quarter	$3,821	$4,183	$4,489	$4,415	$5,956

Mortgage Servicing Rights Valuation Allowance:
Balance, beginning of quarter	$2,469	$2,188	$1,759	$1,909	$1,466
Provision for mortgage servicing rights in excess of fair value	620	592	613	737	443
Write-down of mortgage servicing rights	(535)	(311)	(184)	(887)	—

Balance, end of quarter	$2,554	$2,469	$2,188	$1,759	$1,909

Ratio of mortgage servicing rights to related mortgage loans serviced for others	.73%	.84%	.92%	.89%	1.30%

(in billions)	2Q03	1Q03	4Q02	3Q02	2Q02

Managed Servicing Portfolio:
Loans serviced for others	$522	$499	$487	$495	$458
Owned loans serviced (Portfolio & Warehouse)	106	106	91	75	57

Total owned servicing	628	605	578	570	515
Sub-servicing	23	29	36	45	51

Total managed servicing	$651	$634	$614	$615	$566

Weighted-average note rate (owned servicing only)	6.23%	6.49%	6.67%	6.89%	7.02%

(1)	Consists of residential and commercial mortgage servicing from all Wells Fargo channels

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION AND SERVICING DATA

(in billions)	2Q03	1Q03	4Q02	3Q02	2Q02
Application Data (1):
Residential real estate first mortgage quarterly applications	$204	$157	$121	$157	$87
Percentage of refinances	70%	69%	71%	74%	52%
Residential real estate first mortgage unclosed pipeline, at quarter end	$120	$89	$69	$89	$48

(1)	Consists of Wells Fargo Home Mortgage application data only

(in billions)	2Q03	1Q03	4Q02	3Q02	2Q02

Residential Real Estate Originations (1):
Quarter:
Residential real estate first mortgage loans:
Retail	$73	$51	$54	$37	$24
Correspondent/Wholesale	54	46	52	46	32
Home equity loans and lines	7	5	5	5	5
Wells Fargo Financial	1	1	1	1	1

Total	$135	$103	$112	$89	$62

Year-to-date	$238	$103	$333	$221	$132

(1)	Consists of residential real estate originations from all Wells Fargo channels